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                                                                    Exhibit 23.2

                       Consent of Independent Accountants

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

/s/ Arthur Andersen LLP


Arthur Andersen LLP
Vienna, Virginia
November 13, 2000